Exhibit 99.1

Filed by: NovaStar Financial, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed under other applicable sections
of the Securities Exchange Act of 1934

Subject Company: NovaStar Financial, Inc.
Commission File No.: 333-171115

NovaStar Announces Stockholder Approval of Special Meeting Proposals,
Receipt of Requisite Consents, and Satisfaction of All Conditions to the Exchange Offer

KANSAS CITY, MO, June 23, 2011 PRNewswire/ -- NovaStar Financial, Inc. (OTCQB: Common Stock: NOVS; Series C Preferred Stock: NOVSP) (the “Company”) held a special meeting of its stockholders on June 23, 2011. All five proposals presented at the special meeting were approved by the Company's stockholders.

As previously announced, the Company commenced an exchange offer on May 3, 2011 for the issued and outstanding shares of publicly-held 8.90% Series C Cumulative Redeemable Preferred Stock of the Company, par value $0.01 per share (the “Series C Preferred Stock”), including accrued and unpaid dividends thereon, subject to certain conditions and any necessary proration. In exchange for the Series C Preferred Stock, the Company offered, in aggregate, approximately 43,823,600 newly-issued shares of common stock of the Company, par value $0.01 per share (“Common Stock”), and $1,623,000 in cash (the “Series C Offer”).

Today the Company has completed the exchange of the privately-held 9.00% Series D1 Mandatory Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), for an aggregate of 37,162,000 shares of newly-issued Common Stock and $1,377,000 in cash (the “Series D Exchange”). Together, the Series C Offer and the Series D Exchange constitute the Company's plan of recapitalization of its outstanding preferred stock (the “Recapitalization”).

The Series C Offer expired at 5:00 p.m., Eastern Time, on June 23, 2011. All conditions to the Series C Offer were satisfied at that time, including:

•	approval of the five proposals presented at the special meeting;

•	receipt of the requisite consents from the holders of the Series C Preferred Stock and the Series D Preferred Stock to the Series C Offer and the Series D Exchange;

•	completion of the Series D Exchange; and

•	participation by holders of over two-thirds of the outstanding Series C Preferred Stock participated in the Series C Offer.

The Company anticipates issuing a press release next week to announce the final results of the Series C Offer, including the results of any proration, and to provide guidance on when tendering stockholders can expect to receive the exchange offer consideration. The Company expects to complete the closing of the Series C Offer within three business days.

Where You Can Find Additional Information

Completion of the Recapitalization is subject to certain conditions, which are set forth in more detail in the Company's registration statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) for the purpose of registering the Common Stock issued pursuant to the Series C Offer under the Securities Act of 1933, as amended. The Registration Statement was declared effective on May 2, 2011. The Company has also filed with the SEC a joint Schedule TO/13E-3 for the Series C Offer.

If you have questions about the Series C Offer, you should contact:

Georgeson Inc.
199 Water Street, 26th Floor
New York, NY 10038-3560
Banks and Brokers Call (212) 440-9800
All Others Call Toll-Free (866) 695-6074

This does not constitute an offer of any securities for sale. Further, this communication is not a solicitation of a proxy from any security holder of the Company and shall not constitute the solicitation of an offer to buy securities.

Series C Holders should read the Registration Statement and the Schedule TO/13E-3 for the Series C Offer as they contain important information about the Series C Offer, the Company and the other proposed transactions. The Registration Statement and Schedule TO/13E-3 are available for free on the SEC's website, www.sec.gov. The prospectus included in the Registration Statement are available for free from the Company for the applicable shareholders of the Company.

About NovaStar

NovaStar Financial, Inc., headquartered in Kansas City, Missouri, is currently engaged in managing its portfolio of nonconforming residential mortgage securities and owning and operating three majority-owned subsidiaries: StreetLinks LLC, a national residential appraisal and real estate valuation management services company; Advent Financial Services LLC, a start-up business which provides access to tailored banking accounts, small dollar banking products and related services to low and moderate income level individuals; and Corvisa LLC, a technology company that develops and markets its software products to mortgage lenders. Prior to 2008, NovaStar originated, securitized, sold and serviced residential nonconforming mortgage loans. For information regarding the Company, contact Matt Kaltenrieder, Investor Relations, at (816) 237-7508.

Forward-Looking Statements
Statements in this press release regarding the Company and its business, which are not historical facts, are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events and that do not relate solely to historical matters and include statements regarding management's beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, regarding the impact they will have on the results of operations or financial condition of the Company. This press release speaks only as of its date and the Company expressly disclaims any duty to update the information herein except as required by federal securities laws.